Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-127340 and 333-164696) of our report dated March 27, 2009, with respect to the financial statements of SENSTAR STELLAR LATIN AMERICA, S.A. DE C.V. as of December 31, 2008 and for the two years ended December 31, 2007 and 2008, which appears in this Annual Report on Form 20-F of Magal Security Systems Ltd. for the year ended December 31, 2009.
Mexico, D F	/s/ Salles, Sáinz - Grant Thornton, S. C.
April 30, 2010	Salles, Sáinz - Grant Thornton, S. C.